Exhibit 99

Piper Jaffray Companies Announces
2017 Second Quarter Results

MINNEAPOLIS – July 27, 2017 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended June 30, 2017.

"We continued to generate strong performance during the quarter led by our investment banking group," said Andrew S. Duff, chairman and CEO. "Our results reflect the diversity of our business, as contributions were balanced across our banking platform including our consumer, healthcare, energy and diversified industrials teams."

Financial Highlights

	Three Months Ended			Percent Inc/(Dec)
(Amounts in thousands, except per share data)	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17
	2017	2017	2016	vs. 1Q '17	vs. 2Q '16
U.S. GAAP
Net revenues	$197,745	$200,529	$170,483	(1.4)%	16.0%
Compensation ratio	67.9%	67.0%	68.7%
Non-compensation ratio	22.0%	21.6%	27.5%
Pre-tax operating margin	10.0%	11.4%	3.8%
Net income	$13,573	$20,275	$1,938	(33.1)%	600.4%
Earnings per diluted common share	$0.89	$1.31	$0.12	(32.1)%	641.7%

Non-GAAP(1)
Adjusted net revenues	$195,778	$196,632	$167,188	(0.4)%	17.1%
Adjusted compensation ratio	64.5%	64.3%	64.1%
Adjusted non-compensation ratio	19.9%	19.6%	23.1%
Adjusted pre-tax operating margin	15.6%	16.1%	12.9%
Adjusted net income	$21,274	$27,481	$13,938	(22.6)%	52.6%
Adjusted earnings per diluted common share	$1.40	$1.77	$0.88	(20.9)%	59.1%

•	Strong performances in our advisory services and equity and debt financing businesses drove revenues in the second quarter of 2017.

•	Higher revenue levels drove increased operating leverage and improved pre-tax operating margin and earnings compared to the year-ago period.

•
Our second quarter 2017 results include a $1.8 million tax benefit related to restricted stock vesting at values greater than the grant price. The tax benefit increased earnings per diluted common share by $0.12 in the second quarter of 2017.

•
Our rolling 12 month return on average common shareholders' equity was 1.0% at June 30, 2017 and our rolling 12 month adjusted return on average common shareholders' equity(2) was 12.4% at June 30, 2017.

(1)     A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
(2)    A non-GAAP measure. See the "Additional Shareholder Information" section for an explanation of the calculation of this non-GAAP measure. We believe that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The variance explanations for net revenues and adjusted revenues are consistent on both a U.S. GAAP and non-GAAP basis.

U.S. GAAP Results and Commentary

Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17
(Amounts in thousands)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16
Net revenues	$183,773	$186,285	$156,739	(1.3)%	17.2%
Operating expenses	$164,233	$164,060	$152,028	0.1%	8.0%
Pre-tax operating income	$19,540	$22,225	$4,711	(12.1)%	314.8%
Pre-tax operating margin	10.6%	11.9%	3.0%

•
Advisory services revenues were $92.5 million, an increase of 92% compared to the second quarter of 2016. Our results reflect a strong relative performance and broad-based contributions across our advisory business.

•
Equity financing revenues of $24.7 million increased 47% and 6% compared to the year-ago period and the sequential quarter, respectively. Markets continue to be constructive for equity capital raising activity. The revenue synergies that have materialized as a result of our expansion into the energy sector contributed to our performance in the current quarter.

•
Debt financing revenues were $22.0 million, down 34% compared to a strong second quarter of 2016. Revenues were up 34% compared to the first quarter of 2017 as the mix of higher margin business and the diversity in our franchise benefited us in the quarter.

•
Equity institutional brokerage revenues of $20.6 million decreased 9% compared to the year-ago period and increased 2% compared to the first quarter of 2017. Low volatility resulted in lower trading volumes in the second quarter of 2017.

•
Fixed income institutional brokerage revenues were $19.2 million, down 34% and 17% compared to the second quarter of 2016 and the first quarter of 2017, respectively. Our fixed income business confronted challenging market conditions during the quarter, characterized by low volatility, a flattening yield curve and low interest rate levels on an absolute basis. These conditions resulted in light levels of customer flow activity and limited trading opportunities, which reduced our revenues.

•
Investment income, which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking fund, senior living fund, and firm investments, was $5.3 million for the quarter, compared to $7.5 million and $10.5 million in the year-ago period and the sequential quarter, respectively. We recorded higher gains on our firm investments in the second quarter of 2016, and higher gains on our merchant banking portfolio in the first quarter of 2017.

•
Operating expenses for the second quarter of 2017 were $164.2 million, up 8% compared to the second quarter of 2016 due to higher compensation expenses arising from increased revenues. These increases were partially offset by lower acquisition-related compensation expenses related to the acquisition of Simmons & Company International ("Simmons") which we acquired on February 26, 2016, as well as lower restructuring costs. In the year-ago period, we recorded $3.4 million of restructuring and integration costs primarily related to the acquisition of Simmons.

•
Segment pre-tax operating margin was 10.6% compared to 3.0% in the year-ago period and 11.9% in the first quarter of 2017. Pre-tax operating margin increased compared to the second quarter of 2016 due primarily to a lower non-compensation ratio driven by an increase in revenues and lower levels of restructuring costs. Pre-tax operating margin declined compared to the sequential quarter due to a higher compensation ratio resulting from a change in our mix of business.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17
(Amounts in thousands)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16
Management and performance fees	$13,689	$14,010	$12,801	(2.3)%	6.9%
Investment income	$283	$234	$943	20.9%	(70.0)%
Operating expenses	$13,645	$13,660	$11,946	(0.1)%	14.2%
Pre-tax operating income	$327	$584	$1,798	(44.0)%	(81.8)%
Pre-tax operating margin	2.3%	4.1%	13.1%

•	Management and performance fees of $13.7 million increased 7% compared to the year-ago period due to higher management fees from our MLP strategies resulting from higher average AUM.

•
Operating expenses for the current quarter were $13.6 million, up 14% compared to the year-ago period, due to higher expenses stemming from the hiring of new investment teams as part of our ongoing strategy to diversify our product platform.

•
Segment pre-tax operating margin was 2.3% compared to 13.1% in the year-ago period and 4.1% in the first quarter of 2017. Pre-tax operating margin decreased compared to the second quarter of 2016 due to a higher compensation ratio. The hiring of new investment teams, which increased compensation expenses, combined with AUM outflows from existing equity strategies and the resultant reduction in revenue, has lowered our pre-tax operating margin.

•
AUM was $8.6 billion at the end of the second quarter of 2017, compared to $8.1 billion in the year-ago period and $8.8 billion at the end of the first quarter of 2017. The decrease in AUM compared to the sequential quarter was due to net market depreciation for MLP product offerings, which was partially offset by net client inflows in our equity product offerings as AUM inflows from new investment teams offset outflows from existing strategies.

Non-GAAP Results and Commentary
Throughout this section of the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation and non-compensation expenses from acquisition-related agreements and (4) restructuring and acquisition integration costs. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17
(Amounts in thousands)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16
Adjusted net revenues	$181,806	$182,388	$153,444	(0.3)%	18.5%
Adjusted operating expenses	$152,847	$152,561	$135,106	0.2%	13.1%
Adjusted pre-tax operating income	$28,959	$29,827	$18,338	(2.9)%	57.9%
Adjusted pre-tax operating margin	15.9%	16.4%	12.0%

The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for net revenues on a U.S. GAAP basis.

•	Adjusted operating expenses for the second quarter of 2017 were $152.8 million, up 13% compared to the second quarter of 2016, due to higher compensation expenses as a result of increased revenues.

•
Adjusted segment pre-tax operating margin was 15.9% compared to 12.0% in the year-ago period and 16.4% in the first quarter of 2017. Adjusted pre-tax operating margin was higher compared to the second quarter of 2016 primarily due to operating leverage as a result of higher revenues. Adjusted net revenues increased 19% and adjusted operating expenses increased 13% compared to the second quarter of 2016, reflecting operating leverage in the business and expense discipline.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17
(Amounts in thousands)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16
Adjusted management and performance fees	$13,689	$14,010	$12,801	(2.3)%	6.9%
Adjusted investment income	$283	$234	$943	20.9%	(70.0)%
Adjusted operating expenses	$12,368	$12,382	$10,559	(0.1)%	17.1%
Adjusted pre-tax operating income	$1,604	$1,862	$3,185	(13.9)%	(49.6)%
Adjusted pre-tax operating margin	11.5%	13.1%	23.2%
Adjusted segment pre-tax operating margin excluding investment income *	9.7%	11.6%	17.5%
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income, a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

The variance explanations for adjusted net revenues, adjusted operating expenses and adjusted operating margin on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The difference between our operating expenses on a U.S. GAAP basis and our adjusted operating expenses on a non-GAAP basis is due to intangible asset amortization expense. See the discussion above on AUM.

Income Taxes
Effective as of January 1, 2017, new accounting guidance requires us to recognize the income tax effects of stock-based compensation awards in the income statement when the awards vest, rather than as additional paid-in capital. For the three and six months ended June 30, 2017, we recorded a tax benefit of $1.8 million and $8.7 million, respectively, related to restricted stock vesting at values greater than the grant price.

Dividends
Our Board of Directors has declared a cash dividend on the company's common stock of $0.3125 per share to be paid on September 15, 2017, to shareholders of record as of the close of business on August 28, 2017. We initiated the payment of a dividend in the first quarter of 2017 as another way of returning capital to our shareholders and reflects the level and stability of our earnings.

Additional Shareholder Information

	For the Quarter Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016
Full time employees	1,291	1,277	1,299
Equity financings
# of transactions	17	27	16
Capital raised	$3.9 billion	$6.2 billion	$3.5 billion
Municipal negotiated issuances
# of transactions	140	123	192
Par value	$3.5 billion	$3.4 billion	$5.0 billion
Advisory transactions
# of transactions	46	29	22
Aggregate deal value	$8.1 billion	$8.4 billion	$2.4 billion
Asset Management
AUM	$8.6 billion	$8.8 billion	$8.1 billion
Common shareholders’ equity	$789.6 million	$778.2 million	$775.0 million
Number of common shares outstanding (in thousands)	12,873	12,785	12,425
Rolling 12 month return on average common shareholders’ equity *	1.0%	(0.5)%	2.8%
Adjusted rolling 12 month return on average common shareholders’ equity †	12.4%	11.5%	6.7%
Book value per share	$61.34	$60.87	$62.38
Tangible book value per share ‡	$43.79	$42.90	$35.94

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	June 30, 2017	Mar. 31, 2017	June 30, 2016
Common shareholders’ equity	$789,575	$778,165	$775,011
Deduct: goodwill and identifiable intangible assets	225,808	229,630	328,491
Tangible common shareholders’ equity	$563,767	$548,535	$446,520

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thursday, July 27, 2017, at 9:30 a.m. ET (8:30 a.m. CT). The earnings release will be available on or after July 27, 2017, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888) 810-0209 or (706) 902-1361 (international) and referencing reservation #49047086. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12:30 p.m. ET (11:30 a.m. CT) on July 27, 2017 at the same Web address or by calling (855) 859-2056 and referencing reservation #49047086.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: (612)303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about political, economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory, capital markets and public finance transactions (including our performance in specific sectors and the outlook for future quarters), as well as our equity and fixed income brokerage and our asset management business, anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including the diversification of our product platform and growth in public finance, asset management, and corporate advisory), our ability to pay quarterly dividends to our shareholders, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from equity and debt financings and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2016, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2017 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16	2017	2016	Inc/(Dec)
Revenues:
Investment banking	$138,528	$132,250	$97,414	4.7%	42.2%	$270,778	$201,352	34.5%
Institutional brokerage	37,074	39,136	48,185	(5.3)	(23.1)	76,210	80,234	(5.0)
Asset management	15,186	16,007	14,595	(5.1)	4.0	31,193	28,443	9.7
Interest	7,766	7,719	7,922	0.6	(2.0)	15,485	16,751	(7.6)
Investment income	5,453	10,375	8,276	(47.4)	(34.1)	15,828	9,213	71.8
Total revenues	204,007	205,487	176,392	(0.7)	15.7	409,494	335,993	21.9

Interest expense	6,262	4,958	5,909	26.3	6.0	11,220	11,954	(6.1)

Net revenues	197,745	200,529	170,483	(1.4)	16.0	398,274	324,039	22.9

Non-interest expenses:
Compensation and benefits	134,314	134,378	117,148	—	14.7	268,692	221,584	21.3
Outside services	9,789	10,328	10,184	(5.2)	(3.9)	20,117	18,635	8.0
Occupancy and equipment	8,257	8,462	8,850	(2.4)	(6.7)	16,719	16,568	0.9
Communications	7,273	7,616	7,294	(4.5)	(0.3)	14,889	14,624	1.8
Marketing and business development	8,282	7,547	9,171	9.7	(9.7)	15,829	16,175	(2.1)
Trade execution and clearance	1,928	1,811	1,916	6.5	0.6	3,739	3,678	1.7
Restructuring and integration costs	—	—	3,433	N/M	N/M	—	10,206	N/M
Intangible asset amortization expense	3,822	3,822	4,094	—	(6.6)	7,644	7,390	3.4
Back office conversion costs	868	866	—	0.2	N/M	1,734	—	N/M
Other operating expenses	3,345	2,890	1,884	15.7	77.5	6,235	5,228	19.3
Total non-interest expenses	177,878	177,720	163,974	0.1	8.5	355,598	314,088	13.2

Income before income tax expense/(benefit)	19,867	22,809	6,509	(12.9)	205.2	42,676	9,951	328.9

Income tax expense/(benefit)	4,906	(395)	1,996	N/M	145.8	4,511	2,252	100.3

Net income	14,961	23,204	4,513	(35.5)	231.5	38,165	7,699	395.7

Net income applicable to noncontrolling interests	1,388	2,929	2,575	(52.6)	(46.1)	4,317	3,324	29.9

Net income applicable to Piper Jaffray Companies (a)	$13,573	$20,275	$1,938	(33.1)	600.4	$33,848	$4,375	673.7

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$11,522	$16,828	$1,577	(31.5)	630.6	$28,412	$3,685	671.0

Earnings per common share
Basic	$0.89	$1.33	$0.12	(33.1)	641.7	$2.24	$0.28	700.0
Diluted	$0.89	$1.31	$0.12	(32.1)	641.7	$2.21	$0.28	689.3

Dividends declared per common share	$0.31	$0.31	$—	—	N/M	$0.63	$—	N/M

Weighted average number of common shares outstanding
Basic	12,826	12,594	12,927	1.8%	(0.8)%	12,711	13,043	(2.5)%
Diluted	12,937	12,922	12,942	0.1%	—%	12,930	13,056	(1.0)%
N/M — Not meaningful

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17	June 30,	June 30,	Percent
(Dollars in thousands)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16	2017	2016	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$24,730	$23,382	$16,786	5.8%	47.3%	$48,112	$23,352	106.0%
Debt	21,971	16,408	33,325	33.9	(34.1)	38,379	49,297	(22.1)
Advisory services	92,507	92,882	48,112	(0.4)	92.3	185,389	129,741	42.9
Total investment banking	139,208	132,672	98,223	4.9	41.7	271,880	202,390	34.3

Institutional sales and trading
Equities	20,569	20,106	22,612	2.3	(9.0)	40,675	42,281	(3.8)
Fixed income	19,221	23,240	28,952	(17.3)	(33.6)	42,461	46,006	(7.7)
Total institutional sales and trading	39,790	43,346	51,564	(8.2)	(22.8)	83,136	88,287	(5.8)

Management and performance fees	1,497	1,997	1,794	(25.0)	(16.6)	3,494	2,759	26.6

Investment income	5,307	10,508	7,451	(49.5)	(28.8)	15,815	9,537	65.8

Long-term financing expenses	(2,029)	(2,238)	(2,293)	(9.3)	(11.5)	(4,267)	(4,585)	(6.9)

Net revenues	183,773	186,285	156,739	(1.3)	17.2	370,058	298,388	24.0

Operating expenses	164,233	164,060	152,028	0.1	8.0	328,293	290,883	12.9

Segment pre-tax operating income	$19,540	$22,225	$4,711	(12.1)%	314.8%	$41,765	$7,505	456.5%

Segment pre-tax operating margin	10.6%	11.9%	3.0%			11.3%	2.5%

Asset Management
Management and performance fees
Management fees	$13,689	$14,010	$12,801	(2.3)%	6.9%	$27,699	$25,684	7.8%
Performance fees	—	—	—	—	—	—	—	—
Total management and performance fees	13,689	14,010	12,801	(2.3)	6.9	27,699	25,684	7.8

Investment income/(loss)	283	234	943	20.9	(70.0)	517	(33)	N/M

Net revenues	13,972	14,244	13,744	(1.9)	1.7	28,216	25,651	10.0

Operating expenses	13,645	13,660	11,946	(0.1)	14.2	27,305	23,205	17.7

Segment pre-tax operating income	$327	$584	$1,798	(44.0)	(81.8)	$911	$2,446	(62.8)

Segment pre-tax operating margin	2.3%	4.1%	13.1%			3.2%	9.5%

Total
Net revenues	$197,745	$200,529	$170,483	(1.4)%	16.0%	$398,274	$324,039	22.9%

Operating expenses	177,878	177,720	163,974	0.1	8.5	355,598	314,088	13.2

Pre-tax operating income	$19,867	$22,809	$6,509	(12.9)%	205.2%	$42,676	$9,951	328.9%

Pre-tax operating margin	10.0%	11.4%	3.8%			10.7%	3.1%
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16	2017	2016	Inc/(Dec)
Revenues:
Investment banking	$138,528	$132,250	$97,414	4.7%	42.2%	$270,778	$201,352	34.5%
Institutional brokerage	37,074	39,136	47,776	(5.3)	(22.4)	76,210	80,112	(4.9)
Asset management	15,186	16,007	14,595	(5.1)	4.0	31,193	28,443	9.7
Interest	7,766	7,719	7,409	0.6	4.8	15,485	15,771	(1.8)
Investment income	3,486	6,478	5,721	(46.2)	(39.1)	9,964	5,309	87.7
Total revenues	202,040	201,590	172,915	0.2	16.8	403,630	330,987	21.9

Interest expense	6,262	4,958	5,727	26.3	9.3	11,220	11,592	(3.2)

Adjusted net revenues (2)	$195,778	$196,632	$167,188	(0.4)%	17.1%	$392,410	$319,395	22.9%

Non-interest expenses:
Adjusted compensation and benefits (3)	$126,223	$126,477	$107,086	(0.2)%	17.9%	$252,700	$208,216	21.4%
Ratio of adjusted compensation and benefits to adjusted net revenues	64.5%	64.3%	64.1%			64.4%	65.2%

Adjusted non-compensation expenses (4)	$38,992	$38,466	$38,579	1.4%	1.1%	$77,458	$73,588	5.3%
Ratio of adjusted non-compensation expenses to adjusted net revenues	19.9%	19.6%	23.1%			19.7%	23.0%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$30,563	$31,689	$21,523	(3.6)%	42.0%	$62,252	$37,591	65.6%
Adjusted operating margin (6)	15.6%	16.1%	12.9%			15.9%	11.8%

Adjusted income tax expense (7)	9,289	4,208	7,585	120.7	22.5	13,497	13,044	3.5

Adjusted net income (8)	$21,274	$27,481	$13,938	(22.6)%	52.6%	$48,755	$24,547	98.6%
Effective tax rate (9)	30.4%	13.3%	35.2%			21.7%	34.7%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$18,062	$22,815	$11,349	(20.8)%	59.2%	$40,935	$20,675	98.0%

Adjusted earnings per diluted common share	$1.40	$1.77	$0.88	(20.9)%	59.1%	$3.18	$1.58	101.3%

Weighted average number of common shares outstanding
Diluted	12,937	12,922	12,942	0.1%	—%	12,930	13,056	(1.0)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17	June 30,	June 30,	Percent
(Dollars in thousands)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16	2017	2016	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$24,730	$23,382	$16,786	5.8%	47.3%	$48,112	$23,352	106.0%
Debt	21,971	16,408	33,325	33.9	(34.1)	38,379	49,297	(22.1)
Advisory services	92,507	92,882	48,112	(0.4)	92.3	185,389	129,741	42.9
Total investment banking	139,208	132,672	98,223	4.9	41.7	271,880	202,390	34.3

Institutional sales and trading
Equities	20,569	20,106	22,612	2.3	(9.0)	40,675	42,281	(3.8)
Fixed income	19,221	23,240	28,212	(17.3)	(31.9)	42,461	45,266	(6.2)
Total institutional sales and trading	39,790	43,346	50,824	(8.2)	(21.7)	83,136	87,547	(5.0)

Management and performance fees	1,497	1,997	1,794	(25.0)	(16.6)	3,494	2,759	26.6

Investment income	3,340	6,611	4,896	(49.5)	(31.8)	9,951	5,633	76.7

Long-term financing expenses	(2,029)	(2,238)	(2,293)	(9.3)	(11.5)	(4,267)	(4,585)	(6.9)

Adjusted net revenues (2)	181,806	182,388	153,444	(0.3)	18.5	364,194	293,744	24.0

Adjusted operating expenses (12)	152,847	152,561	135,106	0.2	13.1	305,408	261,382	16.8

Adjusted segment pre-tax operating income (5)	$28,959	$29,827	$18,338	(2.9)%	57.9%	$58,786	$32,362	81.7%

Adjusted segment pre-tax operating margin (6)	15.9%	16.4%	12.0%			16.1%	11.0%

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	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '17	2Q '17	June 30,	June 30,	Percent
(Dollars in thousands)	2017	2017	2016	vs. 1Q '17	vs. 2Q '16	2017	2016	Inc/(Dec)
Asset Management
Management and performance fees
Management fees	$13,689	$14,010	$12,801	(2.3)%	6.9%	$27,699	$25,684	7.8%
Performance fees	—	—	—	—	—	—	—	—
Total management and performance fees	13,689	14,010	12,801	(2.3)	6.9	27,699	25,684	7.8

Investment income/(loss)	283	234	943	20.9	(70.0)	517	(33)	N/M

Net revenues	13,972	14,244	13,744	(1.9)	1.7	28,216	25,651	10.0

Adjusted operating expenses (13)	12,368	12,382	10,559	(0.1)	17.1	24,750	20,422	21.2

Adjusted segment pre-tax operating income (13)	$1,604	$1,862	$3,185	(13.9)%	(49.6)%	$3,466	$5,229	(33.7)%

Adjusted segment pre-tax operating margin (6)	11.5%	13.1%	23.2%			12.3%	20.4%

Adjusted segment pre-tax operating margin excluding investment income/(loss) *	9.7%	11.6%	17.5%			10.6%	20.5%

Total
Adjusted net revenues (2)	$195,778	$196,632	$167,188	(0.4)%	17.1%	$392,410	$319,395	22.9%

Adjusted operating expenses (12)	165,215	164,943	145,665	0.2	13.4	330,158	281,804	17.2

Adjusted pre-tax operating income (5)	$30,563	$31,689	$21,523	(3.6)%	42.0%	$62,252	$37,591	65.6%

Adjusted pre-tax operating margin (6)	15.6%	16.1%	12.9%			15.9%	11.8%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss), a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$197,745	$200,529	$170,483	$398,274	$324,039
Adjustments:
Revenue related to noncontrolling interests (11)	(1,967)	(3,897)	(3,295)	(5,864)	(4,644)
Adjusted net revenues	$195,778	$196,632	$167,188	$392,410	$319,395

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$134,314	$134,378	$117,148	$268,692	$221,584
Adjustments:
Compensation from acquisition-related agreements	(8,091)	(7,901)	(10,062)	(15,992)	(13,368)
Adjusted compensation and benefits	$126,223	$126,477	$107,086	$252,700	$208,216

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$43,564	$43,342	$46,826	$86,906	$92,504
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(579)	(968)	(720)	(1,547)	(1,320)
Restructuring and integration costs	—	—	(3,433)	—	(10,206)
Amortization of intangible assets related to acquisitions	(3,822)	(3,822)	(4,094)	(7,644)	(7,390)
Non-compensation expenses from acquisition-related agreements	(171)	(86)	—	(257)	—
Adjusted non-compensation expenses	$38,992	$38,466	$38,579	$77,458	$73,588

Income before income tax expense/(benefit):
Income before income tax expense/(benefit) – U.S. GAAP basis	$19,867	$22,809	$6,509	$42,676	$9,951
Adjustments:
Revenue related to noncontrolling interests (11)	(1,967)	(3,897)	(3,295)	(5,864)	(4,644)
Expenses related to noncontrolling interests (11)	579	968	720	1,547	1,320
Compensation from acquisition-related agreements	8,091	7,901	10,062	15,992	13,368
Restructuring and integration costs	—	—	3,433	—	10,206
Amortization of intangible assets related to acquisitions	3,822	3,822	4,094	7,644	7,390
Non-compensation expenses from acquisition-related agreements	171	86	—	257	—
Adjusted income before adjusted income tax expense	$30,563	$31,689	$21,523	$62,252	$37,591

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$4,906	$(395)	$1,996	$4,511	$2,252
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,843	3,095	3,439	5,938	4,725
Restructuring and integration costs	—	—	557	—	3,192
Amortization of intangible assets related to acquisitions	1,474	1,475	1,593	2,949	2,875
Non-compensation expenses from acquisition related agreements	66	33	—	99	—
Adjusted income tax expense	$9,289	$4,208	$7,585	$13,497	$13,044

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	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Net income applicable to Piper Jaffray Companies:
Net income applicable to Piper Jaffray Companies – U.S. GAAP basis	$13,573	$20,275	$1,938	$33,848	$4,375
Adjustments:
Compensation from acquisition-related agreements	5,248	4,806	6,623	10,054	8,643
Restructuring and integration costs	—	—	2,876	—	7,014
Amortization of intangible assets related to acquisitions	2,348	2,347	2,501	4,695	4,515
Non-compensation expenses from acquisition-related agreements	105	53	—	158	—
Adjusted net income	$21,274	$27,481	$13,938	$48,755	$24,547

Net income applicable to Piper Jaffray Companies' common shareholders:
Net income applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$11,522	$16,828	$1,577	$28,412	$3,685
Adjustments:
Compensation from acquisition-related agreements	4,457	3,992	5,393	8,446	7,280
Restructuring and integration costs	—	—	2,343	—	5,907
Amortization of intangible assets related to acquisitions	1,993	1,950	2,036	3,942	3,803
Non-compensation expenses from acquisition-related agreements	90	45	—	135	—
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$18,062	$22,815	$11,349	$40,935	$20,675

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.89	$1.31	$0.12	$2.21	$0.28
Adjustments:
Compensation from acquisition-related agreements	0.34	0.31	0.42	0.65	0.56
Restructuring and integration costs	—	—	0.18	—	0.45
Amortization of intangible assets related to acquisitions	0.15	0.15	0.16	0.30	0.29
Non-compensation expenses from acquisition-related agreements	0.01	—	—	0.01	—
Adjusted earnings per diluted common share	$1.40	$1.77	$0.88	$3.18	$1.58

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	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$183,773	$186,285	$156,739	$370,058	$298,388
Adjustments:
Revenue related to noncontrolling interests (11)	(1,967)	(3,897)	(3,295)	(5,864)	(4,644)
Adjusted net revenues	$181,806	$182,388	$153,444	$364,194	$293,744

Operating expenses:
Operating expenses – U.S. GAAP basis	$164,233	$164,060	$152,028	$328,293	$290,883
Adjustments:
Expenses related to noncontrolling interests (11)	(579)	(968)	(720)	(1,547)	(1,320)
Compensation from acquisition-related agreements	(8,091)	(7,901)	(10,062)	(15,992)	(13,368)
Restructuring and integration costs	—	—	(3,433)	—	(10,197)
Amortization of intangible assets related to acquisitions	(2,545)	(2,544)	(2,707)	(5,089)	(4,616)
Non-compensation expenses from acquisition-related agreements	(171)	(86)	—	(257)	—
Adjusted operating expenses	$152,847	$152,561	$135,106	$305,408	$261,382

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$19,540	$22,225	$4,711	$41,765	$7,505
Adjustments:
Revenue related to noncontrolling interests (11)	(1,967)	(3,897)	(3,295)	(5,864)	(4,644)
Expenses related to noncontrolling interests (11)	579	968	720	1,547	1,320
Compensation from acquisition-related agreements	8,091	7,901	10,062	15,992	13,368
Restructuring and integration costs	—	—	3,433	—	10,197
Amortization of intangible assets related to acquisitions	2,545	2,544	2,707	5,089	4,616
Non-compensation expenses from acquisition-related agreements	171	86	—	257	—
Adjusted segment pre-tax operating income	$28,959	$29,827	$18,338	$58,786	$32,362

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$13,645	$13,660	$11,946	$27,305	$23,205
Adjustments:
Restructuring and integration costs	—	—	—	—	(9)
Amortization of intangible assets related to acquisitions	(1,277)	(1,278)	(1,387)	(2,555)	(2,774)
Adjusted operating expenses	$12,368	$12,382	$10,559	$24,750	$20,422

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$327	$584	$1,798	$911	$2,446
Adjustments:
Restructuring and integration costs	—	—	—	—	9
Amortization of intangible assets related to acquisitions	1,277	1,278	1,387	2,555	2,774
Adjusted segment pre-tax operating income	$1,604	$1,862	$3,185	$3,466	$5,229

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) restructuring and integration costs and (b) amortization of intangible assets related to acquisitions.